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                                                                   EXHIBIT 21.1


                    SUBSIDIARIES OF PROASSURANCE CORPORATION


Medical Assurance, Inc. (Delaware)
  The Medical Assurance Company, Inc. (Alabama)
  IAO, Inc. (Alabama)
  Woodbrook Casualty Insurance Company, Inc. (Alabama)
  Medical Insurance of Indiana Agency, Inc. (Indiana)
  Mutual Assurance Agency of Ohio, Inc. (Ohio)
NCRIC Corporation (Delaware)
  NCRIC Physicians Organization, Inc. (District of Columbia)
  NCRIC, Inc. (District of Columbia)
  American Captive Corporation (District of Columbia)
  National Capital Insurance Brokerage Ltd. (District of Columbia)
    National Capital Risk Services LLC (Nevada)
  NCRIC Insurance Agency, Inc. (District of Columbia)
    Healthcare Compliance Purchasing Group, LLC (District of Columbia) E-Health Solutions Group, Inc. (Delaware)
ProAssurance Group Services Corporation (Alabama)
Professionals Group Inc. (Michigan)
  American Insurance Management Corporation (Indiana)
  ProNational Insurance Agency, Inc. (Michigan)
  Professionals Group Services Corporation (Michigan)
  Professionals National Insurance Company, Ltd. (Bermuda)
  PRA Services Corporation (Michigan)
  Physicians Protective Plan, Inc. (Florida)
  ProNational Insurance Company (Michigan)
    Red Mountain Casualty Insurance Company (Alabama)
    MEMH Holdings, Inc. (Michigan)
      MEEMIC Insurance Company (Michigan)
      MEEMIC Insurance Services Corporation (Michigan)